UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): July 1, 2006
FIRST FINANCIAL BANKSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Texas (State or other Jurisdiction of Incorporation)	0-7674 (Commission File No.)	75-0944023 (IRS Employer Identification No.)
400 Pine Street, Abilene, Texas 79601
(Address of Principal Executive Offices and Zip Code)
Registrant’s Telephone Number (325) 627-7155
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13 e-4 (c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
          On July 1, 2006, First Financial Bankshares, Inc. (the “Company”) entered into an Executive Recognition Agreement (each, an “Agreement”) with each of the following employees of the Company and certain of its subsidiaries (each, an “Employee”):

Name	Title

F. Scott Dueser	President & CEO of Company
J. Bruce Hildebrand	Executive Vice President & CFO of Company
Gary L. Webb	Executive Vice President, Operations of Company
Gary S. Gragg	Executive Vice President, Lending of Company
Tommy J. Barrow	President & CEO of First Financial Bank, N. A. (Eastland), a subsidiary bank
Ronald Butler	President & CEO of First Financial Bank, N.A. (Abilene), a subsidiary bank
Michael L. Boyd	President & CEO of San Angelo National Bank, a subsidiary bank
Doyle Lee	CEO of Weatherford National Bank, a subsidiary bank
Mark L. Jones	President & CEO of First Financial Bank (Southlake), a subsidiary bank
J. V. Martin	President & CEO of First National Bank (Sweetwater), a subsidiary bank
Mike Mauldin	President & CEO of Hereford State Bank, a subsidiary bank
Ron Mullins	President & CEO of First Financial Bank (Stephenville), a subsidiary bank
Matt Reynolds	President & CEO of First Financial Bank (Cleburne), a subsidiary bank
Kenneth A. Williamson	President & CEO of City National Bank (Mineral Wells), a subsidiary bank
A copy of the form of Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference, and the following summary of the Agreement is qualified entirely by reference to the text of the Agreement.
          Each Employee and the Company agree to terminate their prior Executive Recognition Agreement, which is set to expire on October 1, 2006, and replace such agreement with the Agreement.
          The term of the Agreement commences on July 1, 2006 and continues until the earliest to occur of (a) the Employee’s death, disability or retirement, (b) the termination of the Employee’s employment with the Company prior to a “change in control” (as defined in the Agreement) of the Company, or (c) July 1, 2008. The foregoing notwithstanding, if a change in control of the Company occurs during the term of the Agreement, the Agreement shall continue in effect for a period of two years from the date of any such change in control of the Company; and further, if a second change in control occurs within a period of two years from the date of the first change in control, the Agreement shall continue in effect for a period of two years from the date of the second change in control of the Company. If any benefit accrues and remains unpaid at the time the Agreement would otherwise have terminated, the Agreement will remain in effect until such benefit is paid in full solely for the purpose of permitting the Employee to enforce the full payment of such benefit.
          The Agreement provides that if a change in control of the Company occurs, the Employee shall be entitled to benefits (described below) upon the subsequent termination of the Employee’s employment during the term of the Agreement, unless such termination is (a) because of the Employee’s death, disability or retirement, (b) by the Company “for cause” (as defined in the Agreement), or (c) by the Employee other than for “good reason” (as defined in the Agreement).

          The Agreement also provides that if, within twenty-four months following a change in control of the Company, the Company terminates the Employee for any reason other than for cause, death, disability or retirement, or the Employee terminates his employment for good reason, then the Company shall pay or provide to the Employee, no later than the 15th day of the third month following the Employee’s date of termination, without regard to any contrary provisions of any applicable employee benefit plan, the following: (a) two-hundred-eight percent (208%) of the Employee’s annual base salary payable by the Company immediately preceding the Date of Termination; and (b) a lump sum payment of Employee’s accrued vacation pay.
          Notwithstanding the foregoing, if an employee is a “key employee” within the meaning of Section 416(i) of the Internal Revenue Code of 1986, as amended, and he terminates employment with the Company for good reason, then the distribution to such key employee upon termination of employment shall not commence earlier than six months following the date of termination.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
The following exhibit is filed as part of this report:
10.1	Form of Executive Recognition Agreement, dated July 1, 2006.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANKSHARES, INC. (Registrant)
DATE: July 1, 2006	By:	/S/ F. Scott Dueser
F. SCOTT DUESER
President and Chief Executive Officer